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                                   FORM 8-A
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           CORINTHIAN COLLEGES, INC.
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            (Exact name of registrant as specified in its charter)


               Delaware                                  33-0717312
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


6 Hutton Centre Drive, Suite 400, Santa Ana, California      92707-5765
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      (Address of principal executive offices)               (Zip Code)


          If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

          If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2) please check the following box. [_]

     Securities to be registered pursuant to Section 12(b) of the Act:

                                           Name of each exchange on
          Title of each class              which each class is to be
          to be so registered                     registered
          -------------------              -------------------------

          NONE                             N/A


     Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value $0.0001 per share
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Item 1.   Description of Registrant's Securities to Be Registered.
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          This Registration Statement relates to the Common Stock, $0.0001 par value, of Corinthian Colleges, Inc., a Delaware corporation (the "Registrant"). A description of such Common Stock is contained under the heading "Description of Capital Stock" in Amendment No. 3 to the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the "Commission") on January 11, 1999 (Registration No. 333-59505), which description is incorporated herein by reference.

Item 2.   Exhibits.
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3.3    Form of Third Restated Certificate of Incorporation of the Registrant
       (incorporated by reference from Exhibit 3.3 to Amendment No. 3 of the Registrant's Registration Statement on Form S-1).

3.4 Bylaws of the Registrant, certified as of September 19, 1996 (incorporated by reference from Exhibit 3.4 to the Registrant's Registration Statement on Form S-1).

4.9 Copy of Specimen Common Stock Certificate of the Registrant (incorporated by reference from Exhibit 4.9 to Amendment No. 3 of the Registrant's Registration Statement on Form S-1).

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SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         CORINTHIAN COLLEGES, INC.


Date: January 20, 1999                   By: /s/ DAVID MOORE
                                            ------------------------------------
                                            David Moore
                                            President

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